UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 18,  2012

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon 97230

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2012, Xun Energy, Inc. (the “Company”) entered into a twenty-four month agreement with Charles Morgan Securities Inc. (“CMS”) pursuant to which CMS will provide consulting services in connection with the Company’s business affairs and assist the Company in raising capital. In consideration of the services to be provided by CMS, the Company paid CMS an engagement fee of $25,000 plus eighteen million shares of the Company on execution of the agreement and will pay CMS a fee of $60,000 over twelve months. A copy of the Invetment Banking and Advisory agreement between the Company and CMS is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1

Investment Banking and Advisory Agreement dated April 12, 2012 between Xun Energy, Inc. and Charles Morgan Securities Inc.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 April 18, 2012

Xun Energy, Inc. /S/ Jerry G. Mikolajczyk —————————————— By: Jerry G. Mikolajczyk Title: President/CEO

EXHIBIT INDEX

Exhibit 10.1

Investment Banking and Advisory Agreement dated April 12, 2012 between Xun Energy, Inc. and Charles Morgan Securities Inc.